CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in this Registration Statement on Form N-1A related to KraneShares Bosera MSCI China A Share ETF (a portfolio of KraneShares Trust).

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

October 4, 2013

PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, PA 19103-7042

T: (267) 330 3000, F: (267) 330 3300, www.pwc.com/us